Exhibit 10.02

IN THE CIRCUIT COURT OF THE TWELFTH JUDICIAL CIRCUIT
IN AND FOR MANATEE COUNTY, FLORIDA

IBC Funds, LLC, a Nevada Limited Liability Company, Plaintiff, v. IL2M International Corp., a Nevada Corporation, Defendant. ____________________________/	Case No. 2014 CA 2928

ORDER GRANTING APPROVAL OF
SETTLEMENT AGREEMENT AND STIPULATION

This matter having come on for a hearing on the 13th day of June, 2014, to approve the Settlement Agreement entered into as of June 11, 2014 between Plaintiff, IBC Funds, LLC ("Plaintiff') and Defendant, IL2M International Corp. ("Defendant" and collectively with Plaintiff, the "Parties"), and the Court having held a hearing as to the fairness of the terms and conditions of the Settlement Agreement and Stipulation and being otherwise fully advised in the premises, the Court hereby finds as follows:

1.           The Court has been advised that the Parties intend that the sale of the Shares (as defined by the Settlement Agreement and, hereinafter, the "Shares") to and the resale of the Shares by Plaintiff in the United States, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933 {the "Securities Act") in reliance upon Section 3(a)(10) of the Securities Act based upon this Court's finding herein that the terms and conditions of the issuance of the Shares by Defendant to Plaintiff are fair to Plaintiff;

2.           The hearing having been scheduled upon the consent of Plaintiff and Defendant, Plaintiff has had adequate notice of the hearing and Plaintiff is the only party to whom Shares will be issued pursuant to the Settlement Agreement;

3.           The terms and conditions of the issuance of the Shares in exchange for the release of certain claims as set forth in the Settlement Agreement are fair to Plaintiff, the only party to whom the Shares will be issued;

4.           The fairness hearing was open to Plaintiff. Plaintiff was represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this Order.

It is hereby ORDERED AND ADJUDGED that the Settlement Agreement and Stipulation is hereby approved as fair to the party to whom the Shares will be issued, within the meaning of Section 3(a)(10) of the Securities Act and that the sale of the Shares to Plaintiff and the resale of the Shares in the United States by Plaintiff, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933. The Settlement Agreement and Stipulation entered into between the parties is hereby approved and the parties are ordered to comply with same. The Circuit Court of the Twelfth Judicial Circuit in and for Manatee County, Florida reserves jurisdiction over the parties to this action as well as the subject matter herein for purposes of contempt and enforcement of the Settlement Agreement and Stipulation as well as for such other purposes as allowed by law.

SO ORDERED, this                 day of                            , 2014.

[SEAL]
The Honorable _________________________________

Conformed copies to:
Charles N. Cleland, Jr., Esq.
Michael G. Brown, Esq.